EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

On February 21, 2002, Schuler Homes, Inc. merged with and into D.R. Horton, Inc., with D.R. Horton as the surviving corporation. The total merger consideration consisted of the issuance of 20,079,532 shares of D.R. Horton common stock, valued at $30.93 per share (the average closing price of D.R. Horton common stock for the ten day trading period from December 4, 2001 to December 17, 2001); the payment of $168.7 million in cash; the assumption of $802.2 million of Schuler’s debt, $238.2 million of which was paid at closing; the assumption of trade payables and other liabilities amounting to $227.6 million; and the assumption of $10.8 million of obligations to the Schuler entities’ minority interest holders. Also, D.R. Horton issued options to purchase approximately 527,000 shares of D.R. Horton common stock to Schuler employees to replace outstanding Schuler stock options. The fair value of the options issued was $10.4 million and was recorded as additional capital. The intrinsic value of unvested stock options issued to Schuler employees was $6.0 million and was recorded as unearned compensation. The unearned compensation is being amortized over the remaining vesting period of the stock options. The number of shares included in the total merger consideration does not reflect the three-for-two stock split, effected as a 50% stock dividend, paid on April 9, 2002 to stockholders of record on March 26, 2002.

The merger was treated as a purchase of Schuler by D.R. Horton for accounting purposes. Under this method, the Schuler assets acquired and liabilities assumed were recorded on D.R. Horton’s balance sheet at their fair values as of February 21, 2002. Schuler’s results of operations from February 22, 2002 to September 30, 2002 were included in D.R. Horton’s results of operations for the year ended September 30, 2002.

The following unaudited pro forma combined condensed statement of income gives effect to the merger and reflects the operations of D.R. Horton and Schuler for the year ended September 30, 2002, assuming the merger occurred on October 1, 2001.

The financial information about D.R. Horton and Schuler for the year ended September 30, 2002 has been derived from the D.R. Horton audited financial statements contained in the Annual Report of D.R. Horton, Inc. on Form 10-K for the year ended September 30, 2002, filed December 13, 2002, from the Schuler unaudited financial statements contained in the Quarterly Report of Schuler Homes, Inc. on Form 10-Q filed February 14, 2002 and the Schuler unaudited statement of income for the period from January 1, 2002 to February 21, 2002. The unaudited pro forma combined condensed statement of income should be read in conjunction with the accompanying notes and the historical consolidated financial statements of D.R. Horton and Schuler.

The unaudited pro forma combined condensed statement of income has been included for comparative purposes only. As further discussed in the accompanying notes, the unaudited pro forma combined condensed statement of income does not purport to show what the operating results would have been if the merger had been consummated as of the date indicated and should not be construed as representative of future operating results.

D.R. HORTON, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

For the Year Ended September 30, 2002

	D.R. Horton	Pre-acquisition Schuler	Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Homebuilding:
Revenues	$6,625,239	$575,002	$—		$7,200,241
Cost of sales	5,364,428	451,952	1,082	B (1)	5,817,462

Gross profit	1,260,811	123,050	(1,082)		1,382,779

Selling, general & administrative expense	646,769	69,996	367	B (2)	716,540
			(592)	B (3)

Interest expense	6,012	960			6,972
Other expense (income)	16,946	(1,560)	—		15,386

	591,084	53,654	(857)		643,881

Financial Services:
Revenues	113,592	—	—		113,592
Selling, general & administrative expense	67,771	—	—		67,771
Interest expense	5,505	—	—		5,505
Other (income)	(16,107)	—	—		(16,107)

	56,423	—	—		56,423

Income before income taxes	647,507	53,654	(857)		700,304
Income taxes	242,815	21,126	(321)	B (4)	263,620

Net income	$404,692	$32,528	$(536)		$436,684

Net income per common share:
Basic	$3.01	N/A	—		$2.99
Diluted	$2.87	N/A	—		$2.86

Cash dividends per common share	$0.23	N/A	—	C	$0.23

Weighted average number of common shares oustanding:
Basic	134,252	N/A	11,883	D	146,135
Diluted	141,639	N/A	11,883	D	153,522

D.R. HORTON, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED

CONDENSED STATEMENT OF INCOME

Note A. Basis of Presentation

The unaudited pro forma combined condensed statement of income reflects the combined results of operations of D.R. Horton and Schuler for the year ended September 30, 2002, assuming that the merger had occurred on October 1, 2001.

Under accounting principles generally accepted in the United States, the merger of Schuler into D.R. Horton was accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to the Schuler assets acquired and liabilities assumed based on their respective fair values, with the excess allocated to goodwill.

On October 1, 2001, D.R. Horton adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets.” In accordance with SFAS No. 142, goodwill is no longer amortized but is subject to periodic review for impairment, and as such, no pro forma adjustment for amortization of the goodwill resulting from the merger is presented in the unaudited pro forma combined condensed statements of income. Other identifiable intangibles are insignificant.

In March 2002, the Company’s Board of Directors declared a three-for-two stock split (effected as a 50% stock dividend), paid on April 9, 2002 to common stockholders of record on March 26, 2002. All D.R. Horton share amounts presented have been restated to reflect the effects of the three-for-two stock split.

Note B. Pro Forma Adjustments

The following adjustments are included in the unaudited pro forma combined condensed statement of income for the year ended September 30, 2002.

(1) Represents the pro forma twelve-month impact of additional interest costs assumed to have been incurred to finance the cash portion of the merger consideration and other merger costs, at a 3.5% marginal interest rate, which approximates D.R. Horton’s current floating rate on its revolving line of credit. All such assumed additional interest costs were assumed to have been capitalized in inventory and a portion thereof subsequently amortized to cost of sales.

(2) Represents the effect of the issuance of options to purchase approximately 791,000 (split adjusted) shares of D.R. Horton common stock to Schuler employees to replace outstanding Schuler stock options. The fair value of the D.R. Horton stock options issued was $10.4 million and was recorded as additional capital. The intrinsic value of the unvested options issued was $6.0 million and was recorded as unearned compensation. The unearned compensation is being amortized over the remaining vesting period of the stock options. The estimated incremental compensation expense related thereto for the twelve months following the assumed date of the merger is $367,000.

(3) Represents the estimated incremental savings in compensation expense that would have occurred during the twelve months following the assumed date of the merger, related to D.R. Horton employment agreements with two members of Schuler management, as described in the Joint Proxy Statement/Prospectus of D.R. Horton and Schuler, dated January 17, 2002, and filed with the Securities and Exchange Commission.

(4) Represents the net effect on income tax expense of the pro forma adjustments, calculated using the pro forma combined incremental income tax rate of 37.5% for the year ended September 30, 2002.

D.R. HORTON, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED

CONDENSED STATEMENT OF INCOME—(Continued)

Note C. Dividends

The pro forma combined cash dividends per common share are not necessarily indicative of dividends to be paid to holders of D.R. Horton common stock in future periods. Future dividends will be determined by the D.R. Horton board of directors based on the earnings and financial condition of D.R. Horton and its subsidiaries, as well as other factors.

Note D. Pro Forma Weighted Average Number of Shares and Net Income Per Share

The pro forma combined basic net income per share for the year ended September 30, 2002 is based on the weighted average number of shares of D.R. Horton common stock outstanding for the year ended September 30, 2002, assuming the issuance of 30,119,298 (split adjusted) shares of D.R. Horton common stock on October 1, 2001.

The pro forma combined diluted net income per share for the year ended September 30, 2002 is based on the weighted average number of shares of D.R. Horton common stock outstanding during the year ended September 30, 2002, adjusted for the effects of dilutive securities outstanding, plus the 30,119,298 (split adjusted) shares of D.R. Horton common stock issued in the merger.

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